Exhibit 10.4

AMENDMENT TO PURCHASE OPTION AGREEMENT

This Amendment to Purchase Option Agreement (this “Amendment”), dated as of February 1, 2012, by and between W2007 Equity Inns Intermediate Mezz I, LLC (together with its permitted successors and assigns, “Grantor”) and MTGLQ Investors, L.P. (together with its permitted successors and assigns, “Holder”), amends that certain Purchase Option Agreement, dated as of June 29, 2009, between Goldman Sachs Lending Partners LLC (“GSLP,” predecessor-in-interest to Holder) and Grantor (the “Option Agreement”; all capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Option Agreement).

WHEREAS, GSLP assigned the Option Agreement to Holder pursuant to that certain Assignment and Assumption Agreement between GSLP and Holder, dated September 30, 2011;

WHEREAS, the Option Agreement provides that Holder may exercise the Purchase Option described therein at any time following or simultaneously with the payment or refinancing in full of the Mortgage Loan and the First Mezzanine Loan;

WHEREAS, at the time the Option Agreement was entered into, the parties to the Option Agreement intended for the Purchase Option to expire after the final maturity date of the Mortgage Loan and the First Mezzanine Loan, as such agreements may be amended or otherwise modified from time to time (other than in connection with any payment or refinancing in full of the Mortgage Loan or the First Mezzanine Loan, as applicable);

WHEREAS, at the time the Option Agreement was entered into, the Mortgage Loan and the First Mezzanine Loan each provided for a final maturity date (assuming the exercise of all extension options) of November 2011;

WHEREAS, the Option Agreement contained an expiration date of June 30, 2015 (which was 44 months after the then applicable fully extended maturity date of the Mortgage Loan and the First Mezzanine Loan);

WHEREAS, the Mortgage Loan and the First Mezzanine Loan were substantially modified as of December 15, 2010 (as so modified, the “Modified Mortgage Loan” and the “Modified Mezzanine Loan”, respectively) to extend the maturity date of the Mortgage Loan and First Mezzanine Loan to November 4, 2015, change the interest rate and modify other material terms thereof;

WHEREAS, inadvertently, the Option Agreement was not concurrently amended to reflect the parties’ original and continuing intent that the Purchase Option expire after final maturity of the Modified Mortgage Loan and Modified Mezzanine Loan; and

WHEREAS, the parties have agreed to amend the Option Agreement to reflect their intentions at the time the Option Agreement was entered into and at the time the Mortgage Loan and First Mezzanine Loan were substantially modified on December 15, 2010 with respect to the expiration date of the Purchase Option.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby represent, warrant, covenant and agree as follows:

Section 1. New Financings. The definition of “Mortgage Loan” in the Option Agreement is hereby amended to mean the Modified Mortgage Loan, as defined in this Amendment and as same may be amended or otherwise modified from time to time (other than in connection with any payment or refinancing in full). The definition of “Mezzanine Loan” in the Option Agreement is hereby amended to mean the Modified Mezzanine Loan, as defined in this Amendment and as same may be amended or otherwise modified from time to time (other than in connection with any payment or refinancing in full). The Modified Mortgage Loan and the Modified Mezzanine Loan as currently in effect shall not be treated as refinancings of the Mortgage Loan and the First Mezzanine Loan for purposes of the Option Agreement.

Section 2. Expiration Date. Section 2(d) of the Option Agreement is hereby amended by replacing the date “June 30, 2015” with the words “the date that is 44 months after the latest possible maturity date of the Mortgage Loan and the First Mezzanine Loan, assuming the exercise of all extension options.”

Section 3. Miscellaneous.

(a) Except as expressly amended hereby, the Option Agreement and each of the other Loan Documents remains in full force and effect in accordance with its terms.

(b) This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.

(c) This Amendment may be executed in one or more counterparts by the parties hereto, each of which shall be an original and all of which together shall constitute a single agreement. Copies of fully executed counterparts of this Amendment shall be binding on the parties in the same manner as original counterparts.

(d) Section 6(b) of the Option Agreement, relating to notices, is hereby amended by replacing each occurrence of the address “85 Broad Street, New York, New York 10004” with the address “200 West Street, New York, New York, 10282”.

(e) Grantor hereby irrevocably submits to the jurisdiction of any New York or federal court sitting in New York, New York over any suit, action or proceeding arising out of or relating to this Amendment and/or the Option Agreement, as amended hereby, and Grantor agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York or federal court sitting in New York, New York may be made by certified or registered mail, return receipt requested, directed to Grantor at the address indicated in Section 6(b) of the Option Agreement, as amended hereby, and service so made shall be completed five (5) days after the same shall have been so mailed.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to he executed as of the date first written above.

W2007 EQUITY INNS INTERMEDIATE MEZZ I, LLC, a Delaware limited liability company

By:	/s/ Todd Giannoble
	Name:	Todd Giannoble
	Title:	Manager

MTGLQ INVESTORS, L.P., a Delaware limited partnership

By: MLQ, L.L.C., its general partner

	By:	/s/ illegible
Name:
Title:

Acknowledged and agreed solely to evidence its continued acknowledgment of, and agreement to, the agreements contained in Section 2(b) of the Option Agreement after giving effect to this Amendment

W2007 FINANCE SUB, LLC, a Delaware limited liability company

By:	Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited partnership, its managing member

	By:	WH Advisors. L.L.C., a Delaware limited liability company, its general partner

	By:	/s/ Alan Kava
		Name:	Alan Kava
		Title:	Vice President

[Signatures continue on following page.]

Acknowledged and agreed solely to evidence its continued acknowledgment of, and agreement to, the agreements contained in Section 2(b) of the Option Agreement after giving effect to this Amendment

WHITEHALL PARALLEL GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007, a Delaware limited partnership

By:	WH Parallel Advisors. L.L.C. 2007, a Delaware limited liability company, its general partner

By:	/s/ Alan Kava
	Name:	Alan Kava
	Title:	Vice President

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